Exhibit 99.1

SIRIUS REPORTS FIRST QUARTER 2008 RESULTS

  Revenue of $270.4 Million, Up 33% Year Over Year

  Total Subscribers of More Than 8.6 Million, Up 31% Year Over Year

  Record First Quarter Gross Subscriber Additions – Exceed 1 Million

  Adjusted Loss From Operations Improves 55%

NEW YORK–May 12, 2008–SIRIUS Satellite Radio (NASDAQ: SIRI) today announced first quarter 2008 financial results, including a 33% increase in revenue to $270.4 million, total subscribers in excess of 8.6 million and a 55% decrease in the adjusted loss from operations.

“SIRIUS continues to demonstrate robust subscriber and revenue growth, along with strong cost discipline and significant improvement in our bottom line,” said Mel Karmazin, CEO of SIRIUS. “Compared with a year ago, first quarter 2008 subscribers grew 31%, revenue grew 33%, while cash operating costs only grew 8%, leading to a 55% decline in our adjusted loss from operations.”

“We await the FCC decision on our pending merger with XM, and we are eager to deliver the strong benefits of the combined company to our subscribers and stockholders.”

SIRIUS ended first quarter 2008 with 8,644,319 subscribers, up 31% from 6,581,045 subscribers at the end of first quarter 2007. Retail subscribers increased 10% in the first quarter 2008 to 4,643,215 from 4,234,804 at the end of first quarter 2007. OEM subscribers increased 72% in the first quarter 2008 to 3,986,818 from 2,323,683 at the end of first quarter 2007. During the first quarter 2008, SIRIUS added 322,534 net subscribers and achieved a 52% share of satellite radio net subscriber additions.

Total revenue for the first quarter 2008 increased to $270.4 million, up 33% from first quarter 2007 total revenue of $204.0 million. Average monthly revenue per subscriber (or “ARPU”) was $10.42 in first quarter 2008 as compared with $10.46 for first quarter 2007. First quarter 2008 average all-in customer churn was 2.7%. SAC per gross subscriber addition was $91 in first quarter 2008, an improvement over first quarter 2007’s SAC per gross subscriber addition of $101.

SIRIUS reported a first quarter 2008 net loss of ($104.1) million, or ($0.07) per share, an improvement of 28% over first quarter 2007 net loss of ($144.7) million, or ($0.10) per share. The adjusted loss from operations for first quarter 2008 improved 53% to ($39.5) million, as compared to the adjusted loss from operations of ($84.0) million in first quarter 2007.

2008 OUTLOOK

Following approval of the pending merger with XM by the Federal Communications Commission, SIRIUS will provide guidance for 2008.

RESULTS OF OPERATIONS

The discussion of operating expenses below excludes the effects of stock-based compensation. SIRIUS believes this presentation improves the transparency of disclosure and is consistent with the way operating results are evaluated by management.

FIRST QUARTER 2008 VERSUS FIRST QUARTER 2007

For the first quarter of 2008, SIRIUS recognized total revenue of $270.4 million compared to $204.0 million for the first quarter of 2007. This 33%, or $66.4 million, increase in revenue was driven by a $64.8 million increase in subscriber revenue resulting from the net increase in subscribers of 2,063,274 from the first quarter of 2007.

The company’s adjusted loss from operations decreased $44.5 million to ($39.5) million for the first quarter of 2008 from ($84.0) million for the first quarter of 2007 (refer to the reconciliation table of net loss to adjusted loss from operations). This decrease was driven by the increase in total revenue of $66.4 million offset by a $21.8 million increase in non-operating expenses.

Satellite and transmission expenses decreased $0.3 million to $7.0 million for the first quarter of 2008 compared to $7.3 million for the first quarter of 2007 as a result of lower maintenance expenses in the first of quarter 2008.

Programming and content expenses increased $1.8 million to $58.9 million for the first quarter of 2008 from $57.1 million for the first quarter of 2007. The increase was primarily attributable to higher compensation-related costs for additions to headcount.

Revenue share and royalties increased $15.2 million to $42.3 million for the first quarter of 2008 from $27.1 million for the first quarter of 2007. This increase was attributable to the determination by the Copyright Royalty Board in January 2008 of the royalty rate under the statutory license covering the performance of sound recordings. The 33% growth in the company’s revenues also contributed to the increase in revenue share and royalties.

Customer service and billing expenses increased $4.9 million to $26.6 million for the first quarter of 2008 from $21.7 million for the first quarter of 2007. The increase was primarily attributable to higher call center operating costs necessary to accommodate the increase in the company’s subscriber base. Customer service and billing expenses per average subscriber per month declined 9.0% to $1.05 for the first quarter of 2008 from $1.15 for the first quarter of 2007.

Sales and marketing expenses decreased $2.2 million to $33.2 million for the first quarter of 2008 from $35.4 million for the first quarter of 2007. This decrease was primarily attributable to lower advertising and reduced cooperative marketing spend with the company’s distributors compared to the year-ago first quarter.

Subscriber acquisition costs (SAC) decreased $8.4 million, or 9%, to $89.8 million for the first quarter of 2008 from $98.2 million for the first quarter of 2007. This decrease was primarily attributable to production efficiencies and a higher average retail selling price, offset by increased OEM unit production.

SAC per gross subscriber addition decreased 10% to $91 for the first quarter of 2008 from $101 for the first quarter of 2007. The decrease was driven by lower per unit subsidies due to production efficiencies and a higher average retail selling price, offset by a higher mix of OEM gross additions.

General and administrative expenses increased $13.4 million to $36.8 million for the first quarter of 2008 from $23.4 million for the first quarter of 2007. The increase was primarily the result of higher litigation related costs and compensation-related costs to support the growth of our business.

Engineering, design and development expenses decreased $3.9 million to $7.5 million for the first quarter of 2008 from $11.4 million for the first quarter of 2007. This decrease was attributable to reduced OEM and product development costs.

SIRIUS reported a net loss of ($104.1) million, or ($0.07) per share, for the first quarter of 2008 compared to a net loss of ($144.7) million, or ($0.10) per share, for the first quarter of 2007.

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, unless otherwise stated)

Subscriber Data:
	For the Three Months
	Ended March 31,
	2008	2007
Beginning subscribers	8,321,785	6,024,555
Net additions	322,534	556,490
Ending subscribers	8,644,319	6,581,045

Retail	4,643,215	4,234,804
OEM	3,986,818	2,323,683
Hertz	14,286	22,558
Ending subscribers	8,644,319	6,581,045

Retail	2,506	192,978
OEM	321,186	364,674
Hertz	(1,158)	(1,162)
Net additions	322,534	556,490

Metrics:
	For the Three Months
	Ended March 31,
	2008	2007
Gross subscriber additions	1,003,422	988,458
Deactivated subscribers	680,888	431,968
Average monthly churn (1)(6)	2.7%	2.3%
SAC per gross subscriber addition (3)(6)	$91	$101
Customer service and billing expenses per average subscriber (3)(6)	$1.05	$1.15
Total revenue	$270,350	$204,037
Free cash flow (4)(6)	$(186,535)	$(146,715)

Monthly ARPU:
Average monthly subscriber revenue per subscriber
before the effects of Hertz subscribers and rebates	$10.09	$10.30
Effects of Hertz subscribers	0.04	0.04
Effects of rebates	(0.04)	(0.24)
Average monthly subscriber revenue per subscriber	10.09	10.10
Average monthly net advertising revenue per subscriber	0.33	0.36
ARPU	$10.42	$10.46

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES - CONTINUED
(Dollars in thousands, unless otherwise stated)

Adjusted Loss from Operations:
	For the Three Months
	Ended March 31,
	2008	2007
Net loss	$(104,118)	$(144,745)
Depreciation	26,906	26,786
Stock-based compensation	22,262	24,260
Other non operating expense	14,950	9,145
Income tax expense	543	555
Adjusted loss from operations (7)	$(39,457)	$(83,999)

Adjusted Net Loss:
	For the Three Months
	Ended March 31,
	2008	2007
Net loss	$(104,118)	$(144,745)
Stock-based compensation	22,262	24,260
Adjusted net loss	$(81,856)	$(120,485)
Net loss per share (basic and diluted) (8)	$(0.07)	$(0.10)
Weighted average common shares outstanding
(basic and diluted)	1,475,496	1,457,011

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES - CONTINUED
(Dollars in thousands, unless otherwise stated)

Condensed Consolidated Statements of Operations:
	For the Three Months
	Ended March 31,
	2008	2007
Total revenue	$270,350	$204,037
Operating expenses (excludes depreciation and stock-
based compensation shown separately below):
Satellite and transmission	7,025	7,330
Programming and content	58,903	57,063
Revenue share and royalties	42,320	27,134
Customer service and billing	26,646	21,654
Cost of equipment	7,588	6,458
Sales and marketing	33,227	35,352
Subscriber acquisition costs	89,810	98,237
General and administrative	36,780	23,403
Engineering, design and development	7,508	11,405
Depreciation	26,906	26,786
Stock-based compensation	22,262	24,260
Total operating expenses	358,975	339,082
Loss from operations	(88,625)	(135,045)
Other expense	(14,950)	(9,145)
Loss before income taxes	(103,575)	(144,190)
Income tax expense	(543)	(555)
Net loss	$(104,118)	$(144,745)

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2008	2007
Revenue:
Subscriber revenue, including effects of rebates	$255,640	$190,796
Advertising revenue, net of agency fees	8,408	6,721
Equipment revenue	6,063	4,671
Other revenue	239	1,849
Total revenue	270,350	204,037
Operating expenses (excludes depreciation shown separately below) (1):
Cost of services:
Satellite and transmission	7,822	7,986
Programming and content	61,692	59,998
Revenue share and royalties	42,320	27,134
Customer service and billing	26,922	21,853
Cost of equipment	7,588	6,458
Sales and marketing	38,467	40,996
Subscriber acquisition costs	89,824	100,117
General and administrative	48,778	35,343
Engineering, design and development	8,656	12,411
Depreciation	26,906	26,786
Total operating expenses	358,975	339,082
Loss from operations	(88,625)	(135,045)
Other income (expense):
Interest and investment income	2,802	6,042
Interest expense, net of amounts capitalized	(17,675)	(15,192)
Other (expense) income	(77)	5
Total other expense	(14,950)	(9,145)
Loss before income taxes	(103,575)	(144,190)
Income tax expense	(543)	(555)
Net loss	$(104,118)	$(144,745)
Net loss per share (basic and diluted)	$(0.07)	$(0.10)
Weighted average common shares outstanding (basic and diluted)	1,475,496	1,457,011

(1) Amounts related to stock-based compensation included in other operating expenses were as follows:
Satellite and transmission	$797	$656
Programming and content	2,789	2,935
Customer service and billing	276	199
Sales and marketing	5,240	5,644
Subscriber acquisition costs	14	1,880
General and administrative	11,998	11,940
Engineering, design and development	1,148	1,006
Total stock-based compensation	$22,262	$24,260

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
BALANCE SHEET DATA
(Dollars in thousands)

	As of
	March 31, 2008	December 31, 2007
	(unaudited)
Cash, cash equivalents and marketable securities	$252,969	$439,289
Restricted investments	56,000	53,000
Working capital	(741,218)	(394,989)
Total assets	1,469,823	1,694,149
Total debt	1,282,743	1,314,418
Total liabilities	2,309,257	2,486,886
Accumulated deficit	(4,503,090)	(4,398,972)
Stockholders' deficit	(839,434)	(792,737)

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Three Months
	Ended March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(104,118)	(144,745)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	26,906	26,786
Non-cash interest expense	1,004	754
Provision for doubtful accounts	2,560	2,088
Gain on disposal of assets	-	(4)
Stock-based compensation	22,262	24,260
Deferred income taxes	543	555
Changes in operating assets and liabilities:
Accounts receivable	18,765	6,639
Inventory	4,193	(473)
Receivables from distributors	(9,988)	(7,569)
Prepaid expenses and other current assets	14,256	(9,173)
Other long-term assets	3,256	(23)
Accounts payable and accrued expenses	(116,741)	(47,811)
Accrued interest	(11,885)	(11,763)
Deferred revenue	14,712	21,731
Other long-term liabilities	(5,017)	7,702
Net cash used in operating activities	(139,292)	(131,046)
Cash flows from investing activities:
Additions to property and equipment	(39,225)	(12,458)
Sales of property and equipment	-	96
Purchases of restricted and other investments	(3,000)	(310)
Sale of investments	5,000	-
Merger related costs	(10,018)	(2,901)
Sales of available-for-sale securities	8	10,850
Net cash used in investing activities	(47,235)	(4,723)
Cash flows from financing activities:
Repayment of long-term borrowings	(625)	-
Proceeds from exercise of stock options	840	1,510
Net cash provided by financing activities	215	1,510
Net decrease in cash and cash equivalents	(186,312)	(134,259)
Cash and cash equivalents at the beginning of period	438,820	393,421
Cash and cash equivalents at the end of period	$252,508	$259,162

FOOTNOTES TO PRESS RELEASE AND TABLES FOR NON-GAAP FINANCIAL MEASURES

This press release, including the selected financial information above, includes the following non-GAAP financial measures: average monthly churn; SAC per gross subscriber addition; customer service and billing expenses per average subscriber; free cash flow; average monthly revenue per subscriber, or ARPU; adjusted loss from operations; and adjusted net loss. The definitions and usefulness of such non-GAAP financial measures are as follows (dollars in thousands, unless otherwise stated):

(1)	SIRIUS defines average monthly churn as the number of deactivated subscribers divided by average quarterly subscribers.

(2)

SIRIUS defines SAC per gross subscriber addition as subscriber acquisition costs, excluding stock-based compensation, and margins from the direct sale of SIRIUS radios and accessories divided by the number of gross subscriber additions for the period. SAC per gross subscriber addition is calculated as follows:

	For the Three Months
	March 31,
	2008	2007
Subscriber acquisition costs	$89,824	$100,117
Less: stock-based compensation	(14)	(1,880)
Add: margin from direct sales of SIRIUS
radios and accessories	1,525	1,787
SAC	$91,335	$100,024
Gross subscriber additions	1,003,422	988,458
SAC per gross subscriber addition	$91	$101

(3)

SIRIUS defines customer service and billing expenses per average subscriber as total customer service and billing expenses, excluding stock- based compensation, divided by the daily weighted average number of subscribers for the period. Customer service and billing expenses per average subscriber is calculated as follows:

	For the Three Months
	Ended March 31,
	2008	2007

Customer service and billing expenses	$26,922	$21,853
Less: stock-based compensation	(276)	(199)
Customer service and billing expenses,
as adjusted	$26,646	$21,654
Daily weighted average number of subscribers	8,446,343	6,295,282
Customer service and billing expenses,
as adjusted, per average subscriber	$1.05	$1.15

(4)	SIRIUS defines free cash flow as cash flow from operating activities, capital expenditures, merger related costs and restricted and other investment activity. Free cash flow is calculated as follows:

	For the Three Months
	Ended March 31,
	2008	2007
Net cash used in operating activities	$(139,292)	$(131,046)
Additions to property and equipment	(39,225)	(12,458)
Merger related costs	(10,018)	(2,901)
Restricted and other investment activity	2,000	(310)
Free cash flow	$(186,535)	$(146,715)

(5)	SIRIUS defines ARPU as the total earned subscriber revenue and net advertising revenue divided by the daily weighted average number of subscribers for the period. ARPU is calculated as follows:

	For the Three Months
	Ended March 31,
	2008	2007
Subscriber revenue	$255,640	$190,796
Net advertising revenue	8,408	6,721
Total subscriber and net advertising revenue	$264,048	$197,517
Daily weighted average number of subscribers	8,446,343	6,295,282
ARPU	$10.42	$10.46

(6)

SIRIUS believes average monthly churn; SAC per gross subscriber addition; customer service and billing expenses per average subscriber; free cash flow; and ARPU provide meaningful information regarding operating performance and liquidity and are used for internal management purposes; when publicly providing the business outlook; as a means to evaluate period-to-period comparisons; and to compare the company’s performance to that of its competitors. SIRIUS also believes that investors use current and projected metrics to monitor performance of the business and make investment decisions.

SIRIUS believes the exclusion of stock-based compensation expense in the calculations of SAC per gross subscriber addition and customer service and billing expenses per average subscriber is useful given the significant variation in expense that can result from changes in the fair market value of SIRIUS common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of subscriber acquisition costs and customer service and billing expenses. Specifically, the exclusion of stock-based compensation expense in the calculation of SAC per gross subscriber addition is critical in being able to understand the economic impact of the direct costs incurred to acquire a subscriber and the effect over time as economies of scale are reached.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non- GAAP financial measures may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation for, or superior to measures of financial performance prepared in accordance with GAAP.

(7)

SIRIUS refers to net loss before taxes; other income (expense) – including interest and investment income, interest expense, equity in net loss of affiliate; depreciation; and stock-based compensation expense as adjusted loss from operations. Adjusted loss from operations is not a measure of financial performance under GAAP. The company believes adjusted loss from operations is a useful measure of its operating performance. The company uses adjusted loss from operations for budgetary and planning purposes; to assess the relative profitability and on-going performance of consolidated operations; to compare performance from period to period; and to compare performance to that of its competitors. The company also believes adjusted loss from operations is useful to investors to compare operating performance to the performance of other communications, entertainment and media companies. The company believes that investors use current and projected adjusted loss from operations to estimate the current or prospective enterprise value and make investment decisions.

Because the company funds and builds-out its satellite radio system through the periodic raising and expenditure of large amounts of capital, results of operations reflect significant charges for interest and depreciation expense. The company believes adjusted loss from operations provides useful information about the operating performance of the business apart from the costs associated with the capital structure and physical plant. The exclusion of interest expense and depreciation is useful given fluctuations in interest rates and significant variation in depreciation expense that can result from the amount and timing of capital expenditures and potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. The company believes the exclusion of taxes is appropriate for comparability purposes as the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. The company also believes the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of the company’s common stock. Finally, the company believes that the exclusion of equity in net loss of affiliate (SIRIUS Canada, Inc.) is useful to assess the performance of its core consolidated operations in the continental United States. To compensate for the exclusion of taxes, other income (expense), depreciation, impairment charges and stock-based compensation expense, the company separately measures and budgets for these items.

There are material limitations associated with the use of adjusted loss from operations in evaluating the company compared with net loss, which reflects overall financial performance, including the effects of taxes, other income (expense), depreciation, impairment charges and stock-based compensation expense. The company uses adjusted loss from operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate the operating results after giving effect for these costs, should refer to net loss as disclosed in the unaudited consolidated statements of operations. Since adjusted loss from operations is a non-GAAP financial measure, the calculation of adjusted loss from operations may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance in accordance with GAAP.

(8)

SIRIUS refers to adjusted net loss as net loss per share excluding stock-based compensation expense. Adjusted net loss is not a measure of financial performance under GAAP. The company believes adjusted net loss is useful to investors to compare its operating performance to the performance of other communications, entertainment and media companies. The company also believes the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of the company’s common stock.

There are material limitations associated with the use of adjusted net loss in evaluating the company compared with net loss, which reflects overall financial performance, including the effects of stock-based compensation expense. The company uses adjusted net loss to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate the operating results after giving effect for these costs, should refer to net loss as disclosed in the unaudited consolidated financial statements of operations. Since adjusted net loss is a non-GAAP financial measure, the calculation of adjusted net loss may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

###

About SIRIUS

SIRIUS, “The Best Radio on Radio,” delivers more than 130 channels of the best programming in all of radio. SIRIUS is the original and only home of 100% commercial free music channels in satellite radio, offering 69 music channels. SIRIUS also delivers 65 channels of sports, news, talk, entertainment, traffic, weather and data. SIRIUS is the Official Satellite Radio Partner of the NFL, NASCAR, NBA, and broadcasts live play-by-play games of the NFL, NBA, as well as live NASCAR races. All SIRIUS programming is available for a monthly subscription fee of only $12.95.

SIRIUS Internet Radio (SIR) is an Internet-only version of the SIRIUS radio service, without the use of a radio, for the monthly subscription fee of $12.95. SIR delivers more than 80 channels of talk, entertainment, sports, and 100% commercial free music.

SIRIUS Backseat TV ™ is the first ever live in-vehicle rear seat entertainment featuring three channels of children’s programming, including Nickelodeon, Disney Channel and Cartoon Network, for the subscription fee of $6.99 plus applicable audio subscription fee.

SIRIUS products for the car, truck, home, RV and boat are available at shop.sirius.com and in more than 20,000 retail locations, including Best Buy, Circuit City, Crutchfield, Target, Wal-Mart, Sam’s Club and RadioShack.

As of March 31, 2008, SIRIUS radios were available as a factory and dealer-installed option in 125 vehicle models and as a dealer only-installed option in 29 vehicle models.

SIRIUS has agreements with Aston Martin, Audi, Bentley, BMW, Chrysler, Dodge, Ford, Jaguar, Jeep, Kia, Land Rover, Lincoln, Maybach, Mazda, Mercedes-Benz, Mercury, MINI, Mitsubishi, Rolls-Royce, Volvo, and Volkswagen to offer SIRIUS radios as factory or dealer-installed equipment in their vehicles. SIRIUS has relationships with Toyota and Scion to offer SIRIUS radios as dealer-installed equipment, and a relationship with Subaru to offer SIRIUS radios as factory or dealer-installed equipment. SIRIUS radios are also offered to renters of Hertz vehicles at airport locations nationwide.

Click on www.sirius.com to listen to SIRIUS live, or to purchase a SIRIUS radio and subscription.

Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance with respect to SIRIUS Satellite Radio Inc. are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. Among the significant factors that could cause our actual results to differ materially from those expressed are: our pending merger with XM Satellite Radio Holdings, Inc. (“XM”), including related uncertainties and risks and the impact on our business if the merger is not completed; any events which affect the useful life of our satellites; our dependence upon third parties, including manufacturers of SIRIUS radios, retailers, automakers and programming providers; and our competitive position versus other audio entertainment providers.

E-SIRI

CONTACT INFORMATION FOR INVESTORS AND FINANCIAL MEDIA:

Paul Blalock
SIRIUS
212.584.5174
pblalock@siriusradio.com

Hooper Stevens
SIRIUS
212.901.6718
hstevens@siriusradio.com